Exhibit 10.20

***Text omitted and filed separately

Confidential Treatment Requested

Under 17 C.F.R.§§ 200.80 (b) (4)

And 240.24b-2

AMENDMENT NO. 2 TO SEMI-EXCLUSIVE BNP DIAGNOSTIC LICENSE AGREEMENT

THIS AMENDMENT NO. 2 TO SEMI-EXCLUSIVE BNP DIAGNOSTIC LICENSE AGREEMENT (this “Amendment”), dated as of August 30, 2002 (the “Amendment Date”), is entered into between BIOSITE INCORPORATED, a Delaware corporation (“Biosite”), having a place of business located at 11030 Roselle Street, Suite D, San Diego, California 92121, and SCIOS INC., a Delaware corporation (“Scios”), having a place of business at 2450 Bay Shore Parkway, Mountain View, California 94043.

W I T N E S S E T H:

WHEREAS, the parties entered into a Semi-Exclusive BNP Diagnostic License effective as of December 30, 1996 (as amended, the “Agreement”).

WHEREAS, the parties desire to amend the Agreement in certain respects as set forth below, in order to clarify the parties mutual understanding regarding the calculation of milestones and royalties payable to Scios under the Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the parties amend the Agreement and agree as follows:

1.                                       Amendments.

1.1                                 Section 3.2 of the Agreement is amended to add the following sentence at the end thereof:

The parties acknowledge and agree that the payments described in each of subsections (a), (b) and (c) above shall be payable only once during the term of this Agreement, regardless of the number of Licensed Products developed or sold by Biosite.

1.2                                 Section 3.4 of the Agreement is restated in its entirety to read as follows:

Royalties. Within [***] following the end of each calendar quarter during the term of this Agreement, Biosite shall pay to Scios earned royalties based on [***] of Licensed Products during the previous calendar quarter. If a Licensed Product [***] or [***] BNP and [***] or more other analytes in the sample biological material tested, then Net Sales, for purposes of royalty payments for such Licensed Product, shall be adjusted by multiplying the Net Sales of such Licensed Product by the fraction 1/X, where X equals [***]. Royalties shall be paid at the following rate, [***]:

(a) [***]	[***]%
(b) [***]	[***]%
(c) [***]	[***]%

***Confidential Treatment Requested

2.                                       Miscellaneous.

2.1                                 Defined Terms. All terms used, but not defined, herein shall have the respective meanings set forth in the Agreement.

2.2                                 Continuing Effect. This Amendment shall be effective for all purposes as of the Amendment Date. Except as otherwise expressly modified by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

2.3                                 Governing Laws. This Amendment shall be governed by, interpreted and construed in accordance with the laws of the State of California, without regard to conflicts of law principles.

2.4                                 Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the Amendment Date.

BIOSITE INCORPORATED

By	/s/ Chris R. Hibberd
Chris R. Hibberd
Title	V.P. Business Development

SCIOS INC.

By	/s/ Matthew R. Hooper
Matthew R. Hooper
Title	Vice President & General Counsel